EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING DECLARES DIVIDEND OF $0.08 PER SHARE

EL PASO, Texas - October 17, 2012 - Western Refining, Inc. (NYSE:WNR) today announced that on October 16, 2012, its Board of Directors approved a cash dividend of $0.08 per share of common stock for the fourth quarter of 2012.  The dividend will be paid on November 9, 2012, to shareholders of record at the close of market on October 26, 2012.

Jeff Stevens, Western's President and Chief Executive Officer, commented, “We are pleased to announce a fourth quarter cash dividend payable to Western shareholders which demonstrates our continued confidence in our operations, favorable industry trends, our strengthened balance sheet, and the investments we are making in our business. The Board's action underscores our on-going commitment to maximizing shareholder value.”

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western's asset portfolio also includes stand alone refined products terminals in Albuquerque and Bloomfield, New Mexico; asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque, and El Paso; retail service stations and convenience stores in Arizona, Colorado, New Mexico and Texas; a fleet of crude oil and finished product truck transports; and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained herein include statements about out continued confidence in our operations, favorable industry trends, future investments in our business and our ability to maximize shareholder value.  These statements are subject to the general risks inherent in our business and may or may not be realized.  Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.